Exhibit 99.2

Dial In for a Member Town Hall Call on April 14!

Join us on Tuesday, April 14, at 1:00 pm (Pacific Time) for a Member Town Hall. The number to call is 833-654-0035.

As we face the unprecedented challenges of the COVID-19 emergency together, we invite you to hear from Acting President and CEO Steve Traynor about how the Bank is responding to the crisis and preparing to meet the emerging needs of members and the customers and communities you serve.

Please submit your questions for Steve Traynor to membercommunications@fhlbsf.com and RSVP to hurtadoc@fhlbsf.com.

We will send another email with the call-in number on Friday.

We look forward to having you join us next Tuesday!

April 10, 2020 | FHLBank San Francisco

Federal Home Loan Bank of San Francisco 333 Bush Street, Suite 2700, San Francisco, CA 94104